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                                                                    Exhibit 99.5

                          [LOGO OF AMF APPEARS HERE]

Dear Stockholders:

   We are sending you this letter as a holder of our common stock, in connection with our distribution of transferable rights to acquire our common stock as described in the enclosed prospectus.

   Enclosed are copies of the following documents:

  1. The Prospectus;

  2. The Rights Certificate;

  3. The "Instructions for Use of AMF Bowling, Inc. Rights Certificates" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

  4. A Notice of Guaranteed Delivery for Rights Certificates issued by AMF Bowling, Inc.; and

  5. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Subscription Agent.

   To participate in the rights offering, we suggest that you act promptly.

                                          Very truly yours,

                                          AMF BOWLING, INC.